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                                                                EXHIBIT 99.11(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of registration statement no. 33-87874.


                                        ARTHUR ANDERSEN LLP

New York, New York
April 21, 1998